Exhibit 99.1

Signature Group Holdings to Monetize Certain Special Situations Assets

Reports Sale of Performing Residential Loan Portfolio

Sherman Oaks, Calif., May 10, 2013—Signature Group Holdings, Inc. (OTCQX: SGGH) (“Signature” or the “Company”), a diversified enterprise with current principal activities in industrial supply and special situations finance, announced today that it has completed the sale of its performing residential loan portfolio. Signature will receive net proceeds of $18.9 million, resulting in a $3.8 million gain to be recognized in the second quarter.

In addition, the Company is reporting that it is in advanced discussions to also sell its nonperforming residential loan portfolio and certain real estate owned having an aggregate carrying value of $7.5 million, with an expected closing date on or before May 31, 2013. This transaction is expected to generate gross proceeds in excess of $8.0 million.

Commenting on the transaction, Chris Colville, Chief Executive Officer, stated, “An auction process for these assets was conducted to take advantage of favorable market conditions, and I am pleased with the results. The sale of these legacy assets represents continuing execution of management’s strategy to strengthen the balance sheet in order to facilitate additional acquisitions.”

Separately, Signature announced that the final decree for the bankruptcy case of the Company’s predecessor, Fremont General Corporation, was entered by the judge on April 15, 2013.

About Signature Group Holdings, Inc.

Signature Group Holdings, Inc. is a diversified enterprise with current principal activities in industrial supply and special situations finance. Signature has significant capital resources and is actively seeking additional acquisitions as well as growth opportunities for its existing businesses. Signature has federal net operating loss tax carryforwards of approximately $886.9 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the proposed sale of the non-performing residential loan portfolio, the completion and timing of any such sale and the amounts to be received or recorded in connection therewith and are based upon current expectations and beliefs of the Company. Such statements are subject to future risks and uncertainties, including risks and uncertainties related to market conditions, negotiating and signing a definitive agreement and each party’s ability to meet the conditions necessary to consummate the sale on the anticipated terms, or at all. The Company does not undertake to update or revise forward-looking statements in this news release to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for Signature’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). Signature has filed a preliminary proxy statement and other documents regarding the 2013 Annual Meeting with the Securities and Exchange Commission (the “SEC”) and will provide a definitive proxy statement and a WHITE proxy card to the stockholders of record entitled to vote at the 2013 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SIGNATURE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSALS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2013 ANNUAL MEETING.

Investors are able to obtain the preliminary proxy statement, the definitive proxy statement, when it becomes available, and other relevant materials free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by Signature, including the proxy statement and Signature’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, are available free of charge from Signature, at Signature’s website (http://www.signaturegroupholdings.com) or upon written request directed to: Signature Group Holdings, Inc., Attn: Investor Relations, 15303 Ventura Blvd., Suite 1600, Sherman Oaks, CA 91403.

Participants in the Solicitation

Signature and its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from Signature’s stockholders with respect to the matters to be considered at the 2013 Annual Meeting. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons are described in Signature’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed by Signature with the SEC on April 1, 2013, and as amended on April 30, 2013, and will be described in Signature’s definitive proxy statement to be filed with the SEC relating to its 2013 Annual Meeting.

Contact:

Signature Group Holdings, Inc.

Jeff Crusinberry, 805-435-1255

SVP and Treasurer

invrel@signaturegroupholdings.com